UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2022
Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 29, 2022, Life Time Group Holdings, Inc. (the “Company”) announced that, on August 26, 2022, Thomas E. Bergmann, who has served as the Company’s President and Chief Financial Officer since February 2016, gave notice of his intention to retire from the Company on December 31, 2022, and to relinquish his position as Chief Financial Officer effective as of August 28, 2022. The Company also announced the appointment of Robert Houghton as Executive Vice President and Chief Financial Officer, effective August 28, 2022. Mr. Bergmann will continue as President at the Company through the end of this year at his current compensation level and will, among other things, assist Mr. Houghton in his transition into the role of Chief Financial Officer of the Company.
Mr. Houghton, age 51, had served as Senior Vice President – Finance at United Natural Foods, Inc., a North American distributor of natural and conventional grocery and non-food products, since May 2020. Prior to that time, Mr. Houghton was employed as Vice President – Corporate Finance and as Treasurer and Vice President – Investor Relations for C.H. Robinson, a global third-party logistics company, from 2018 to April 2020, and as Controller – General Industrial Division for Sherwin-Williams from 2017 to 2018. Prior to 2017, Mr. Houghton served in various financial and leadership roles for Valspar from 2015 to 2017, for General Mills from 1999 to 2015 and for International Paper Company from 1993 to 1999.
In connection with the commencement of Mr. Houghton’s employment, the Company’s Compensation Committee approved, and the Company entered into, an employment agreement with Mr. Houghton, the form of which is substantially the same as the employment agreements entered into with the Company’s other executive vice presidents (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Houghton will receive an annual base salary of $600,000 and a target annual incentive opportunity equal to 66.67% of his base salary, with such amounts pro-rated for 2022. Mr. Houghton will also receive a $150,000 cash sign-on bonus. In addition, in lieu of a long-term incentive award for 2022, the Company’s Compensation Committee approved a grant of $375,000 in stock options that vest in four ratable annual installments and a grant of 6,944 restricted stock units that vest in four ratable annual installments, subject to meeting a performance qualifier, with such grants expected to be made on August 30, 2022. The terms and conditions of these grants are consistent with the long-term incentive awards granted to the Company’s existing executive vice presidents and will be pursuant to the Company’s current forms of stock option and restricted stock unit agreements. Mr. Houghton is also eligible to receive severance and other benefits provided to the Company’s executive officers as included in the Company’s 2022 proxy statement.
The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.
On August 29, 2022, the Company issued a press release announcing the retirement of Mr. Bergmann and the appointment of Mr. Houghton, which is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Robert Houghton and Life Time Group Holdings, Inc., effective as of August 28, 2022.
99.1	Press Release of Life Time Group Holdings, Inc., dated August 29, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: August 29, 2022	By:	/s/ Thomas E. Bergmann
Thomas E. Bergmann
President
3